Exhibit 10.23

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (“Amendment”), is entered into as of March 9, 2011, by and between SQUARE 1 BANK (“Bank”) and OSMETECH TECHNOLOGY, INC., CLINICAL MICRO SENSORS, INC. and GENMARK DIAGNOSTICS, INC., (each individually, a “Borrower”, and collectively known as “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 12, 2010 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 2.1(c) of the Agreement is hereby amended and restated in its entirety, as follows:

(c)	Initial Equipment Loan.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more Initial Equipment Advances to Borrower. Borrower may request Initial Equipment Advances at any time from the date hereof through the Initial Availability End Date. The aggregate outstanding amount of Initial Equipment Advances shall not exceed the Initial Equipment Loan. Each Initial Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 360 days of the date of the corresponding Initial Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Initial Equipment Advances shall be used to support Borrower’s Equipment purchasing needs.

(ii) Interest shall accrue from the date of each Initial Equipment Advance at the rate specified in Section 2.3(a)(ii), and prior to the Initial Availability End Date, interest only shall be payable monthly beginning on the first date of the month next following the Initial Equipment Advance, and continuing on the same day of each month thereafter until the Initial Availability End Date. Any Initial Equipment Advances that are outstanding on the Initial Availability End Date shall be payable in 24 equal monthly installments of principal, plus all accrued and unpaid interest, beginning on the date one (1) month immediately following the Initial Availability End Date, and continuing on the same day of each month thereafter through the Initial Equipment Loan Maturity Date, at which time all amounts due in connection with any Equipment Advance made under this Section 2.1(c) and any other amounts due under this Agreement shall be immediately due and payable. Initial Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Initial Equipment Advances, in whole or in part, from time to time, without penalty or premium.

(iii) When Borrower desires to obtain an Initial Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time three Business Days before the day on which the Initial Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

2)	A new Section 2.1(d) is hereby added to the Agreement, as follows:

(d)	Second Equipment Loan.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more Second Equipment Advances to Borrower. Borrower may request Second Equipment Advances at any time from the date hereof through the Second Availability End Date. The aggregate outstanding amount of Second Equipment Advances shall not exceed the Second Equipment Loan. Each Second Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 120 days of the date of the corresponding Second Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Second Equipment Advances shall be used to support Borrower’s Equipment purchasing needs.

(ii) Interest shall accrue from the date of each Second Equipment Advance at the rate specified in Section 2.3(a)(iii), and prior to the Second Availability End Date, interest only shall be payable monthly beginning on the first date of the month next following the Second Equipment Advance, and continuing on the same day of each month thereafter until the Second Availability End Date. Any Second Equipment Advances that are outstanding on the Second Availability End Date shall be payable in 24 equal monthly installments of principal, plus all accrued and unpaid interest, beginning on the date one (1) month immediately following the Second Availability End Date, and continuing on the same day of each month thereafter through the Second Equipment Loan Maturity Date, at which time all amounts due in connection with any Second Equipment Advance made under this Section 2.1(d) and any other amounts due under this Agreement shall be immediately due and payable. Second Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Second Equipment Advances, in whole or in part, from time to time, without penalty or premium.

(iii) When Borrower desires to obtain a Second Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time three Business Days before the day on which the Second Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

3)	Section 2.3(a)(i) of the Agreement is hereby amended as follows: References to Section 6.7(b) shall now refer to Section 6.7(b)(i).

4)	Section 2.3(a)(ii) of the Agreement is hereby amended and restated, as follows:

(ii) Initial Equipment Advances. Except as set forth in Section 2.3(b), if the Borrowers are in compliance with Section 6.7(a), then the Initial Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 3.25% above the Prime Rate then in effect; or (B) 6.50%. Alternatively, except as set forth in Section 2.3(b), if the Borrowers are in compliance with Section 6.7(b)(ii) and are not in compliance with Section 6.7(a), then, the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 4.25% above the Prime Rate then in effect; or (B) 7.50%.

5)	A new Section 2.3(a)(iii) is hereby added to the Agreement, as follows:

(ii) Second Equipment Advances. Except as set forth in Section 2.3(b), if the Borrowers are in compliance with Section 6.7(a), then the Second Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 3.25% above the Prime Rate then in effect; or (B) 6.50%. Alternatively, except as set forth in Section 2.3(b), if the Borrowers are in compliance with Section 6.7(b)(ii) and are not in compliance with Section 6.7(a), then, the Second Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 4.25% above the Prime Rate then in effect; or (B) 7.50%.

6)	Section 2.5(c) of the Agreement is hereby amended and restated, as follows:

(c) Unused Fee. Paid quarterly in arrears, a fee in the amount of 0.25% of the following calculation: (i) the maximum aggregate amount of the Formula Advances, Initial Equipment Advances and Second Equipment Advances available to Borrower; less (ii) the amount of the Formula Advances, Equipment Advances and Second Equipment Advances outstanding; provided however, that no fee shall be due based upon the Initial Equipment Advances and Second Equipment Advances after the Initial Availability End Date and the Second Availability End date, respectively.

7)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6 “Primary Depository”. Subject to the provisions of Section 3.1(k) and 3.2(b), prior to December 31, 2010, Borrower shall maintain all its operating accounts with Bank and at least 50% of Borrower’s total Cash shall be maintained in accounts with Bank.

8)	Section 6.7 of the Agreement is hereby amended and restated, as follows:

6.7 Financial Covenants. Borrower shall at all times maintain the financial ratios and covenants, as follows:

(a) Liquidity Ratio. A Liquidity Ratio of at least 1.50 to 1.00; OR

(b)(i) Current Ratio. At all times when any amount is outstanding pursuant to the Formula Revolving Line, a minimum Current Ratio of at least 1.50 to 1.00; AND

(ii) Cash Burn. At all times when any amount is outstanding pursuant to the Initial Equipment Loan or the Second Equipment Loan, measured on a trailing three-months basis, a Cash Burn of not more than the amounts shown in the table immediately below for the corresponding monthly reporting period. Amounts required by this covenant for 2012 shall be reasonably set by Bank (and incorporated herein by an amendment hereto, which Borrower hereby agrees to promptly execute) based upon Borrowers’ 2012 budget, which shall be approved by Borrowers’ boards of directors, as applicable, and delivered to Bank no later than November 30, 2011.

Jan-11	$7,611,829
Feb-11	$7,072,674
Mar-11	$7,293,392
Apr-11	$7,102,145
May-11	$7,358,123
Jun-11	$6,768,760
Jul-11	$6,752,993
Aug-11	$6,282,012
Sep-11	$5,703,002
Oct-11	$4,599,703
Nov-11	$4,272,005
Dec-11	$3,652,230

9)	The following definitions in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Formula Revolving Line” means a Credit Extension of up to $3,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Formula Revolving Maturity Date” means July 12, 2012.

10)	The following definitions are hereby added to Exhibit A to the Agreement:

“Initial Availability End Date” means July 12, 2011.

“Initial Equipment Advance(s)” means a cash advance or cash advances under the Initial Equipment Loan.

“Initial Equipment Loan” means a Credit Extension of up to $2,000,000 in the aggregate, subject to the restrictions that: (i) no more than $800,000 may be advanced to finance licensed genetic bio-markers; (ii) no more than $1,500,000 may be advanced to finance leasehold improvements or other new building-related capital expenditures.

“Initial Equipment Loan Maturity Date” means July 12, 2013.

“Second Equipment Advance(s)” means a cash advance or cash advances under the Second Equipment Loan.

“Second Equipment Loan” means a Credit Extension of up to $1,000,000 in the aggregate, subject to the restrictions that: (i) no more than $500,000 may be advanced to finance licensed genetic bio-markers; (ii) no more than $1,000,000 may be advanced to finance leasehold improvements or other new building-related capital expenditures.

“Second Availability End Date” means March 9, 2012.

“Second Equipment Loan Maturity Date” means March 9, 2014.

11)	The following definitions in Exhibit A to the Agreement are hereby deleted:

“Availability End Date”

“Equipment Loan”

“Equipment Maturity Date”

“Equipment Advances”

12)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

13)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

14)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

15)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)	a Facility Fee of $10,000;

d)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

e)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OSMETECH TECHNOLOGY, INC.

By:	/s/ Jon Faiz Kayyem

Title:	President

CLINICAL MICRO SENSORS, INC.

By:	/s/ Jon Faiz Kayyem

Title:	President

GENMARK DIAGNOSTICS, INC.

By:	/s/ Christopher Gleeson

Title:	Chief Executive Officer

SQUARE 1 BANK

By:	/s/ Scott Foote

Title:	Senior Vice President